CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements on Forms S-3 (File Nos. 333-90017, 333-76614, 333-92174, and 333-102334) and S-8 (File Nos. 33-88422, 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416, and 333-140539) of our report dated April 4, 2008 (except as to notes 3, 12, 17, 18 and 19 which are as of October 24, 2008) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to our consideration of internal controls over financial reporting, and relating to our previous reporting in accordance with Canadian generally accepted accounting principles on the Company’s consolidated financial statements as at December 31, 2007 and for the year then ended), relating to the financial statements of Coreworx Inc. (formerly Software Innovation Inc.) appearing in the Exhibit 99.1 on Form 8-K of Acorn Energy Inc.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Licensed Public Accountants
Kitchener, Canada
October 28, 2008